Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GENTA INCORPORATED", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2010, AT 1:11 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2151090 8100

101243673

AUTHENTICATION: 8459712

DATE: 12-29-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:53 PM 12/29/2010
FILED 01:11 PM 12/29/2010
SRV 101243673 - 2151090 FILE

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
GENTA INCORPORATED

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Genta Incorporated (the "Corporation"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The Restated Certificate of Incorporation of the Corporation, filed on August 8, 1994, is hereby amended by replacing the first paragraph of Article IV to read in full as follows:

"ARTICLE IV

A. Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is One Hundred Billion Five Million (100,005,000,000) of which One Hundred Billion (100,000,000,000) shares of the par value of One Tenth of One Cent ($0.001) each shall be Common Stock (the "Common Stock") and Five Million (5,000,000) of the par value of One Tenth of One Cent ($0.001) each shall be Preferred Stock (the "Preferred Stock")."

2. The foregoing Certificate of Amendment has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of the Corporation's Restated Certificate of Incorporation and the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by Raymond P. Warrell, Jr., M.D., its Chief Executive Officer, this 29th day of December, 2010.

GENTA INCORPORATED

By: [signature]

Name: Raymond P. Warrell, Jr., M.D.
Title: Chief Executive Officer